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                                                                   EXHIBIT 10.55




                                                                       Effective
                                                              September 12, 1989
                                                                         Revised
                                                                February 6, 1998
                                                                  April 23, 2003
                                                               February 10, 2004

                                    MILACRON
                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS


                                    ARTICLE I

                                     PURPOSE

1.1 The purpose of this Plan is to provide retirement benefits to Directors of Milacron Inc. (the "Company") who meet the eligibility requirements of the Plan.

                                   ARTICLE II

                                   DEFINITIONS

2.1 "Base Retainer" means the basic annual retainer for non-employee Directors in effect as of an Eligible Director's last date of service on the Milacron Inc. Board of Directors. As used herein, Base Retainer shall not include any additional annual retainer available as a result of a Director acting as chairman of any committee nor shall it include any fees available as a result of attendance at Board of Directors' or its committees' meetings, or other payments made for other services a Director may render.

2.2      "Board of Directors" means the Board of Directors of Milacron Inc.

2.3      "Company" means Milacron Inc.



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2.4      "Compensation Committee" means the Compensation Committee of the Board of Directors.

2.5      "Director" means a duly-elected member of the Board of Directors.

2.6 "Eligible Director" means a Director or former Director who has served on the Board of Directors on or after the Effective Date of this Plan as set forth in Item 3.1, who is not an employee of the Company and who does not qualify to receive a retirement benefit under any pension plan of the Company or its subsidiaries other than this Plan.

2.7 "Employee" means a person employed by the Company or its subsidiaries in any capacity other than as a Director.

2.8      "Plan" means this Retirement Plan for Non-Employee Directors.

2.9      "Service" means service as an Eligible Director.

                                   ARTICLE III

                                 EFFECTIVE DATE

3.1      This Plan shall be effective as of September 12, 1989 (the "Effective
         Date").

                                   ARTICLE IV

                                  PARTICIPATION

4.1 Each Eligible Director serving on the Board of Directors on or after the Effective Date and prior to February 6, 1998, who does not elect to cease participation under the Plan as set forth in Item 4.2, shall participate in the Plan.


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4.2      During the period of February 6, 1998 to April 6, 1998, an Eligible
         Director who is currently serving on the Board of Directors may make an irrevocable one time election to cease participation under the Plan effective January 1, 1998 and have the current value of the Eligible Director's projected benefit under the Plan, as determined by the Board of Directors, credited to a special account under the Milacron Plan for the Deferral of Directors' Compensation, to be held and paid in accordance with the terms of such plan, as amended effective February 6, 1998. No benefits shall be payable from the Plan after the date of the election.

                                    ARTICLE V

                          RETIREMENT BENEFITS/VESTING

5.1 An Eligible Director's annual retirement benefit under this Plan shall be vested when he has six (6) years of Service and shall be equal to a percentage of that Director's Base Retainer in accordance with the table below:



        Years of Service                        Percentage of Base Retainer
        ----------------                        ---------------------------
        Less than 6 years                                    0%
        6 years                                             60%
        7 years                                             70%
        8 years                                             80%
        9 years                                             90%
       10 years and above                                  100%

         In no event shall an Eligible Director's percentage of benefit under this Plan exceed One Hundred Percent (100%) of the Eligible Director's Base Retainer.



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                                   ARTICLE VI

                                YEARS OF SERVICE

6.1 For purposes of this Plan, one year of Service shall mean 365 days of Service as an Eligible Director beginning with an Eligible Director's initial election or appointment to the Board of Directors.

6.2 In the event of a break in Service, a Director's Service as an Eligible Director before and after the break in Service shall be combined to determine years of service for vesting as set forth in Item 5.1.

6.3 A Director's Service as an Eligible Director prior to the Effective Date of this Plan shall count toward the vesting rules of Item 5.1.


                                   ARTICLE VII

                         PAYMENT OF RETIREMENT BENEFITS

7.1 An Eligible Director will be entitled to receive retirement benefits upon (i) the vesting of the benefit as set forth in Item 5.1 and (ii) the Eligible Director reaching age seventy (70). An Eligible Director who has met the two requirements in the preceding sentence shall be entitled to receive retirement benefits whether or not the Eligible Director is a member of the Board of Directors on his seventieth (70th) birthday.

7.2 All retirement benefits hereunder shall be payable in monthly installments equal to one-twelfth (1/12th) of the annual amounts determined under this Plan. An Eligible


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         Director's vested retirement benefit hereunder, if any, shall be payable for the life of the Eligible Director, commencing on the month next following the Eligible Director's seventieth (70th) birthday.

                                  ARTICLE VIII

                                  DEATH BENEFIT

8.1 Notwithstanding anything herein to the contrary, in the event an Eligible Director whose benefit under this Plan is vested dies prior to age seventy (70), his estate shall receive thirty-six (36) monthly payments in an amount equal to one-twelfth (1/12th) of his annual vested benefit on the date of his death. In the event an Eligible Director whose benefit under this Plan is vested dies after attaining age seventy (70) but prior to receiving thirty-six (36) monthly retirement payments, the Eligible Director's estate shall receive monthly payments in an amount equal to the last monthly payment received hereunder by the Eligible Director before his death and for a number of months which, when added with the number of payments the Eligible Director received during life, equal thirty-six (36). The Company may, at its option, make the payments above to the Director's estate in a lump sum payment calculated on a present value basis.

                                   ARTICLE IX

                                     FUNDING

9.1      This Plan shall be unfunded.


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                                    ARTICLE X

                               PLAN ADMINISTRATION

10.1 The general administration of this Plan and the responsibility for carrying out the provisions hereof shall be vested in the Compensation Committee. The Compensation Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, which are not inconsistent with the provisions hereof, and its decision in all matters shall be final, conclusive and binding.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

11.1 The Board of Directors reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Eligible Director, provided, however, that no amendment or termination of this Plan shall impair the right of any Eligible Director to receive benefits which have become vested pursuant to Item
         5.1 prior to such amendment or termination, except as provided in Item 4.2.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 Nothing contained in this Plan guarantees the continued retention of a Director on the Board of Directors, nor does this Plan limit the right to terminate a Director's Service on the Board of Directors.


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12.2     No retirement benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such retirement benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

12.3 If an Eligible Director entitled to receive any retirement benefit payments hereunder is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such retirement benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the duly appointed guardian or other legal representative of such Eligible Director. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

12.4 Payments made by the Company under this Plan to any Eligible Director shall be subject to withholding as shall, at the time for such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

12.5 All expenses and costs in connection with the operation of this Plan shall be borne by the Company.

12.6 The provisions of this Plan will be construed according to the laws of the State of Ohio.

12.7 The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine and the singular number as used herein shall include the plural and the plural the singular unless the context clearly indicates a different meaning.


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12.8     The titles to articles and headings of sections of this Plan are for convenience of reference only and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                  ARTICLE XIII

                                CHANGE OF CONTROL

13.1 The provisions of Section 13.3 shall become effective immediately upon the occurrence of a Change of Control (as defined in Section 13.2).


13.2     "Change of Control" - shall mean any one of the following:

                  (a) A Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of subparagraph (c) of this paragraph;

                  (b) individuals who, as of the date hereof, constitute the Board of Directors


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                           (the "Incumbent Board"), cease for any reason to
                           constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board of Directors;

                  (c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66-2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no



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                           Person or Group is or becomes the Beneficial Owner,
                           directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

                  (d) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66-2/3% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

                  (e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

                  For purposes of this paragraph 1.04-1, "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in
                  Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act; and "Beneficial Owner" shall mean beneficial owner as defined


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                  in Rule 13d-3 under the Exchange Act.

13.3     (a)      Section 7.2 is deleted and the following is inserted in lieu thereof: "All vested retirement benefits hereunder shall be immediately payable upon a Change of Control in one lump sum payment. The lump sum shall be the present value actuarially determined with reference to the life expectancy of the Eligible Director whose benefits have vested pursuant to this Plan and prevailing interest rates".

         (b)      Section 12.4 is deleted.

         (c)      New Section 12.9 is inserted as follows:

                  "Notwithstanding any other provisions of the Plan to the contrary:

                  (i) the vested benefit hereunder of any Eligible Director as of the date of a Change of Control may not be reduced;

                  (ii) any Service accrued by an Eligible Director as of the date of a Change of Control cannot be reduced".

13.4 Notwithstanding any other provision of this Plan to the contrary, a "Change of Control" shall not occur solely as a result of a financial restructuring or recapitalization of the Company that may occur during 2004.


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